Exhibit 10.135

LEASE AGREEMENT

FOR

LAS PALMAS SHOPPING CENTER

LESSEE: La Rosa Realty, LLC.

LESSOR:

Narcoossee Acquisitions, LLC

LEASE INDEX

LEASE AGREEMENT Las Palmas For La Rosa Realty.docx

3/22/2017

1.	PREMISES	1
2.	LEASE TERM AND COMMENCEMENT DATE	1
3.	RENT COMMENCEMENT	1
4.	RENT ABATEMENT PERIOD	1
5.	FAILURE TO OPEN	1
6.	QUIET ENJOYMENT	1
7.	EFFECTIVE DATE	1
8.	ACCEPTANCE OF PREMISES	1
9.	TENANT IMPROVEMENTS	2
10.	USE	2
11.	BASE RENT	2
12.	ADDITIONAL RENT	2
13.	ADJUSTMENTS OF ADDITIONIAL RENT / RECONCILIATION	3
14.	PRORATION	3
15.	APPLICATION OF PAYMENTS FROM LESSEE	3
16.	SECURITY DEPOSIT	3
17.	CONTRACTUAL SECURITY INTEREST	4
18.	USE OF COMMON AREAS	4
19.	IMPROVEMENTS AND ALTERATIONS OF SHOPPING CENTER	4
20.	OPERATING COSTS	4
21.	IMPROVEMENTS AND ALTERATIONS OF PREMISES BY LESSEE	4
22.	REPAIRS BY LESSOR	5
23.	REPAIRS BY LESSEE	5
24.	RUBBISH REMOVAL	6
25.	SIDEWALKS	6
26.	UTILITIES	6
27.	PERSONAL PROPERTY AND LEASHOLD IMPROVEMENT TAXES	6
28.	LIABILITY INSURANCE	6
29.	PERSONAL PROPERTY INSURANCE	6
30.	SUBROGATION	6

i

31.	LIMITED LIABILITY	7
32.	INDEMNIFICATION	7
33.	DAMAGE OR DESTRUCTION	7
34.	CONDEMNATION	7
35.	ASSIGNMENT AND SUBLETTING	7
36.	SUBORDINATION	8
37.	DEFAULT	8
38.	BANKRUPTCY	9
39.	RIGHTS AND REMEDIES	9
40.	WAIVER OF JURY	9
41.	ACCESS BY LESSOR	9
42.	SALE BY LESSOR	9
43.	SURRENDER OF PREMISES	9
44.	RELOCATION OF PREMISES – INTENTIONALLY OMITTED	9
45.	NOTICES	9
46.	INABILITY TO PERFORM	10
47.	ADVERTISING AND PROMOTIONAL FUND – INTENTIONALLY OMITTED	10
48.	RULES AND REGULATIONS	10
49.	ATTORNEY’S FEES	11
50.	INTEREST OF PAST DUE OBLIGATIONS	11
51.	TIME OF ESSENCE	11
52.	HOLDING OVER	11
53.	PARTIAL INVALIDITY	11
54.	BROKER DISCLAIMER	11
55.	WAIVER	11
56.	LEASE GUARANTEE – INTENTlONALLY OMITTED	11
57.	SUCCESSORS AND ASSIGNS	11
58.	HEADINGS OF LESSOR AND LESSEE	11
59.	NO ESTATE BY LESSEE	12
60.	ENTIRE AGREEMENT	12
61.	GOVERNING LAW	12
62.	RADON GAS	12
63.	HAZARDOUS SUBSTANCES	12
64.	EXHIBITS AND ADDENDUM	12
65.	NO RECORDING	12
66.	LAWS AND REGULATIONS	12
67.	OPTION TO RENEW	13
68.	BILLBOARD	13
69	PARKING	13
70.	COMMISSION	13
71.	DECLARATION	13

Exhibit A - LOCATION OF PREMISES/SITE PLAN

Exhibit B - PROPERTY LEGAL DESCRIPTION

Exhibit C - INTENTIONALLY DELETED

Exhibit D - LANDLORDS WORK

Exhibit E - SIGN CRITERIA

Exhibit F - RULES AND REGULATIONS

ii

LEASE AGREEMENT FOR

LAS PALMAS SHOPPING CENTER

THIS LEASE, made as of this 1st of April, 2017, by and between Narcoossee Acquisitions, LLC, whose principal address for purposes hereunder is 130 S. Orange Avenue suite 300, Orlando, FL 32801 (“LESSOR”). and La Rosa Realty, LLC. whose principal address 1420 Celebration Blvd Suite 100 Celebration, FL 34747 (“LESSEE”).

1. PREMISES

LESSEE hereby leases from LESSOR that certain space identified as Suite: D (the “Premises”), containing approximately 3,900 square feet of leasable area, having an address listed as 8236 Lee Vista Blvd, and situated within the Las Palmas Shopping Center at (the “Shopping Center”), with the approximate dimensions and location of the Premises within the Shopping Center more fully delineated within attached Exhibit A. The Premises does not include any space above the interior surface of the celling, nor any part of the exterior walls of the building in which the Premises are located, nor the walks or Common Areas, as the latter is defined herein.

LESSEE covenants, as a material part of the consideration for this LEASE, to keep and perform each and all of the terms, covenants, and conditions herein set forth.

2. LEASE TERM AND COMMENCEMENT DATE

The term of this LEASE (the “LEASE Term”) shall commence upon full execution LEASE by both parties and in no event later than April 1, 2017 and shall expire Sixty (60) months following the Rent Commencement as defined below. LESSEE shall provide written acknowledgment of the LEASE commencement and expiration dates to LESSOR prior to LESSEE’s possession of the Premises. LESSEE, upon completion of buildout and obtaining certificate of occupancy, shall continuously operate its business in the entire Premises, as required by this LEASE, during the entire LEASE Term. LESSEE shall pay a total of $29,955 upon execution of lease representing first month’s rent, last month’s rent, and Security Deposit as further defined in paragraph 16.

3. RENT COMMENCEMENT

The Rent Commencement Date shall be November 1, 2017. However, LESSEE shall be obligated to make payments of Additional Rent during the Rent Abatement Period further defined below.

4. RENT ABATEMENT PERIOD

Base Rent payments due from LESSEE shall be waived for the period from April 1, 2017 to October 31, 2017 (“Rent Abatement Period”). During the Rent Abatement Period, LESSEE shall make monthly payments of Additional Rent comprised of CAM, Real Estate Taxes, and Insurance in the total amount of $2,025.00 per month (including sales tax).

5. FAILURE TO OPEN

In the event LESSEE shall fail to open for business, fully fixtured, stocked and staffed within Two Hundred and Ten (210) days following the Lease Commencement Date, LESSOR shall have, In addition to any and all remedies provided herein, the sole option to terminate this LEASE.

6. QUIET ENJOYMENT

Subject to LESSEE observing and performing all of the covenants, conditions and provisions required of LESSEE herein, LESSEE shall have quiet possession of the Premises during the LEASE term.

7. EFFECTIVE DATE

This LEASE shall become a binding and enforceable agreement upon April 1, 2017, hereby known as (the “Effective Date”)

8. ACCEPTANCE OF PREMISES

LESSEE acknowledges it will accept the Premises In “AS IS” condition. LESSOR represents that the Premises have been constructed substantially in accordance with Landlord’s Work, as set forth In Exhibit D attached hereto, subject to modifications and alterations constructed by the previous tenant. It shall be LESSEE’S obligation to fully Inspect the Premises and to determine all existing conditions of the Premises and their suitability for LESSEE’S intended use and buildout of the space. LESSOR shall only be responsible and will only warrant that the air conditioning units currently servicing the space are in good working condition at the time of LESSEE’S taking of possession of the Premises.

9. TENANT IMPROVEMENTS

LESSEE shall submit construction plans for LESSOR’S approval and file permit application with the City of Orlando within sixty (60) business days after Lease execution. LESSEE will permit and construct Improvements and modifications per LESSEE’S design and requirements subject to reasonable approval by LESSOR as further described and in accordance with Paragraph 21. LESSOR will provide a Tenant Improvement Allowance (“TIA”) of $15 per square foot ($58,500). LESSOR will pay the TIA in three equal installments. The first two payments to be paid within seven (7) business days of written notification by LESSEE with LESSEE’S contractor certification of 30% and 60% completion of construction Improvements. Lest payment to be made upon LESSEE obtaining and delivering to LESSOR the following documents; Certificate of Occupancy from the City of Orlando, statement and affidavit of final lien releases by general contractor and any subcontractors that have filed Notice to Owners, LESSEE’S Business Occupational License, and any other documentation reasonably required to evidence of completion and payment of all costs of Tenant Improvements.

10. USE

LESSEE shall use and occupy the Premises for a Real Estate Sales Office and direct related uses, and LESSEE shall neither use nor occupy the Premises for any other purposes. LESSEE shall not interfere with nor violate the use rights nor conduct any activity which may injure or annoy other lessees within the Shopping Center nor use or occupy the Premises In violation of any law, ordinance, government regulation or directive.

11. BASE RENT

LESSEE shall pay to LESSOR, at the office of LESSOR, without notice, demand, deduction or set-off whatsoever, in lawful United States currency, the following rentals as Base Rent, together with any sales, use or other taxes assessed thereon, on or before the first day of each calendar month during the LEASE Term:

Period	Monthly Base Rent
Years 1-5	$7,475 plus sales tax

Unless provided for otherwise under separate written agreement between the parties, the first scheduled payment of Base Rent and Additional Rent, as the latter is herein defined, shall be paid by LESSEE upon execution of the Lease Agreement. The date of LESSEE’s second scheduled payment of Base Rent and Additional Rent, as determined herein, shall be the second month following the Rent Commencement date,

Payments of Base Rent and Additional Rent not received by the fifth (5th) day of the month shall be subject to an administrative charge’of ten (10%) of the base Rent and Additional Rent. In the event Base Rent and Additional Rent have not been received by the fifteenth (15th) day of the month, LESSEE’S account shall be transferred to an attorney for collection, and in addition to the costs and charges described above, LESSEE shall also be responsible for the payment of all associated legal expenses incurred therefrom. Should a check from LESSEE be dishonored or returned by the bank for any reason, LESSOR shall be entitled to apply, in addition to the above assessments, a service charge of twenty-five dollars ($25) for each such occurrence. LESSEE acknowledges and agrees that the above charges represent a fair and reasonable estimate and liquidation of LESSOR’S expense in the management of the Shopping Center resulting from such incidents, which expense is not contemplated nor included in any other rental or charge provided to be paid by LESSEE.

12. ADDITIONAL RENT

It is the intent for the Base Rent and all sales or use taxes imposed thereon payable to LESSOR to be absolutely net of all annual expenses associated with the operation of the Shopping Center. Therefore, In addition to Base Rent, LESSEE shall pay, as Additional Rent, its Pro Rata Share (as herein defined), plus any sales or use taxes assessed thereon, of the following:

(a) TAXES: Representing the amount of all real and personal property taxes or assessments, including without limitation: sanitary taxes, solid waste fees, or special assessments, and all costs and expenses incurred by LESSOR in contesting the same, which are levied, imposed or assessed upon the Shopping Center.

(b) INSURANCE: Representing the cost of all fire, extended coverage, liability, workman’s compensation and other insurance coverage carried by LESSOR on the Shopping Center. If LESSEE’S approved use or occupancy of the Premises shall cause any increase in premiums for insurance coverage of the Shopping Center, LESSEE shall be responsible for payment of the entire premium increase.

(c) COMMON AREA MAINTENANCE (CAM): Representing the Shopping Center’s Operating Costs (as defined In Section 18 below). CAM (controllable) shall be capped at ten percent (10%) per annum on a cumulative basis. In addition, any management or Administrative Fee included in CAM charges, must not be in excess of eight percent (8%) of annual Operating Expenses which will include CAM, Real Estate Taxes, and Insurance costs.

In addition, CAM shall include the proportionate share of Lots 4 and 5 (Las Palmas) association operating expenses charged by the Vista Palms Commercial Property Owners Association, Inc. (the “Association”) in accordance with the Amended and Restated Declaration of Covenants, Conditions and Restrictions, recorded in Official Records Book 9495, Page 3931 of the public records of Orange County, Florida (the “Declaration”) attributable to LESSEE’S premises, which amounts shall be due and payable with Rent and CAM.

LESSEE’S Pro Rata Share shall be determined by dividing the approximate square footage of the Premises by the approximate square footage of the total leasable area of the Shopping Center. If any lessees of the Shopping Center directly pay Taxes, Insurance, or Common Area Maintenance charges to any taxing authority, insurance carrier, utility provider, or service contractor, the square footage of those lessees shall be excluded from the total leasable area of the Shopping Center in computing LESSEE’S Pro Rata Share of those Items. LESSOR shall cap additional first year rent to be $3.05 per square foot for CAM and $2.80 per square foot for Taxes and Insurance.

13. ADJUSTMENTS OF ADDITIONAL RENT / RECONCILIATION

LESSEE shall pay LESSOR, together with Base Rent, a monthly installment of Additional Rent in an amount estimated by LESSOR as provided herein. By March 1 of each year the LEASE is in effect, LESSOR shall endeavor to deliver to LESSEE a statement of the actual Additional Rent payable by LESSEE for the prior calendar year. Any (further Additional Rent amount due to LESSOR shall be paid by LESSEE, without prejudice to any written exception, within thirty (30) days following LESSOR’s delivery of said statement. If the total Additional Rent payment received by LESSOR is greater than the actual Additional Rent due for the same period, LESSEE shall receive a credit in the amount of the overpayment against the next required payment of Additional Rent. In the event LESSOR estimates Additional Rent will be payable by LESSEE following LEASE expiration, LESSOR may deduct such estimated sums from LESSEE’S Security Deposit prior to return of same to LESSEE but such deduction shall not remove LESSEE’S obligation to pay Its Pro Rata Share of actual Additional Rent once such determination is made. Should a credit be due LESSEE at the termination of this LEASE, LESSOR shall remit payment to LESSEE within thirty (30) days of statement issuance date. The initial contribution to be paid by LESSEE for the payment of Additional Rent shall be $(3900sf x $ 5.85)/12)(plus sales tax) per month, and LESSOR shall have the right to increase this estimate, effective on March 1 of each year, based on the actual Additional Rent for the prior year.

LESSEE shall have the authorization to examine LESSOR’S books and records, during normal business hours, to verify LESSOR’S annual statement of actual Additional Rent payable by LESSEE within fifteen (15) days following LESSOR’S issuance of said statement. Following expiration of this inspection period, and absence of LESSEE’s written exception to any assessed Item, LESSOR’S annual statement of actual Additional Rent shall be considered as final and accepted by LESSEE.

14. PRORATION

If the first day of the LEASE commences on any day other than the first day of a month, or if this LEASE ends on any day other than the last day of a month, any payment due to LESSOR by reason of any Base Rent or Additional Rent shall be justly and fairly prorated.

15. APPLICATION OF PAYMENTS FROM LESSEE

LESSOR shall apply payments from LESSEE in the following order: First, toward interest charges accrued against LESSEE’S account; Second, toward administrative fees, late fees, service charges or legal expenses assessed against LESSEE’S account; Third, toward LESSOR’S reimbursable expenses, and then Fourth, toward Base Rent.

16. SECURITY DEPOSIT

Upon execution of the Lease, LESSEE shall pay a Security Deposit representing One (1) month’s total rent (LESSEE, concurrently with its execution of this LEASE, has remitted to, deposited with, LESSOR, a Security Deposit in the amount of $9,985 as partial security for its full and faithful performance of this LEASE. If LESSEE Defaults with respect to the payment of Base Rent, or Additional Rent due under this LEASE, LESSOR, in its sole discretion, may elect to use, apply or retain all, or any part of the Security Deposit for the payment of any monies due LESSOR, and LESSEE shall, on demand, restore the Security Deposit to its full amount. LESSOR shall not be required to keep the Security Deposit separate from its general funds and LESSEE shall not be entitled to interest on such deposit. If LESSEE fully performs each provision of this LEASE, the Security Deposit shall be returned to LESSEE within thirty (30) days following LEASE expiration and LESSEE’S vacating the Premises, provided that all financial obligations of LESSEE have been met hereunder, including but not limited to LESSEE’S obligation to pay Additional Rent in accordance with Section 11 hereof.

17. CONTRACTUAL SECURITY INTEREST

In addition to any security or lien interest arising out of operation of law or statute, LESSEE grants LESSOR a valid Security Interest upon all of LESSEE’s equipment, fixtures, furniture, Improvements and any other personal property presently in or which may hereafter be situated within the Premises, and all proceeds from sale therefrom. LESSEE agrees to execute and deliver to LESSOR, a financing statement on Form U.C.C.-1, and if LESSEE fails to deliver said document, LESSOR shall have the right to execute the form as LESSEE’s attorney-in-fact.

18. USE OF COMMON AREAS

The use and occupancy by LESSEE of the Premises shall include the use in common with others entitled to the use of the common areas, employee parking areas, service roads, loading facilities, sidewalks and customer parking areas located from time to time within the Shopping Center (collectively referred to as the “Common Areas”) provided however, the use of the Common Areas by LESSEE shall be subject at all times to the regulations adopted therefore by LESSOR.

19. IMPROVEMENTS AND ALTERATIONS OF SHOPPING CENTER BY LESSOR

Exhibit A sets forth the general layout of the Shopping Center and shall not be deemed to be a warranty, representation or agreement on the part of LESSOR that the Shopping Center will be or is exactly as indicated on said diagram. LESSOR may increase, reduce or change the number, dimensions or location of the walks, buildings and parking areas in any manner whatsoever LESSOR shall deem proper, and LESSOR reserves the right to make alterations or additions to the building in which the Premises are located, and to add buildings to the Shopping Center so long as such do not materially, adversely affect LESSEE ability to do business.

20. OPERATING COSTS

The term “Operating Costs” shall mean the total cost and expenses incurred in connection with the management, operation, preventive and corrective maintenance and repair of the Shopping Center, the implementation and costs for which shall be at the sole discretion of LESSOR, whether paid to employees of LESSOR or parties engaged by LESSOR, including without limitation: landscaping, building repairs, line painting, building painting, property maintenance allocations, roof cleaning, bumpering and top coating; lighting fixtures; electricity; sanitary control; removal of trash, rubbish, garbage and other refuse; rental on machinery or equipment used in such maintenance; the cost of supervisory personnel and contract labor to implement such services (including social security, unemployment and disability insurance); property owner association fees assessed to the shopping center; legal fees; and an Administration Fee equal to eight percent (8%) of LESSEE’s Operating Costs. LESSOR may direct that trash intensive lessees within the Shopping Center arrange for the use of their own trash receptacle and removal service at lessee’s expense, or in the alternative, LESSOR may assess a surcharge for lessee’s excess trash collection and removal service.

21. IMPROVEMENTS AND ALTERATIONS OF PREMISES BY LESSEE

LESSEE, upon obtaining the written consent of LESSOR, which consent may not be unreasonably withheld, may make improvements or alterations to the Premises as LESSEE may from time to time deem necessary or desirable, provided however, LESSEE shall not have the right to make any improvements or alterations that affect the structure, or outward appearance of the Premises or the Shopping Center. LESSEE shall submit to LESSOR complete plans and specifications for such work at the time LESSOR’S approval for same is requested. Any improvements or alterations made to the Premises shall be in compliance with all insurance requirements and regulations and ordinances of governmental authorities, and shall, upon the expiration or sooner termination of this LEASE, become the property of LESSOR provided however, LESSOR may require LESSEE, at LESSEE’S sole cost and expense, to remove any such improvements or alterations and to repair any damages to the Premises caused by such removal. Furthermore, in the event LESSEE makes any improvements or alterations to the Premises, LESSEE shall cause all of LESSEE’S construction debris to be removed from the Premises and be disposed of outside the boundaries of the Shopping Center. The construction of any improvements shall be undertaken and maintained in a neat and orderly condition at all times with construction materials and equipment, if any, stored so as to be screened from view to the greatest extant possible.

The interest of LESSOR in the Premises and the Shopping Center is not subject to liens for improvements or alterations made by LESSEE. LESSEE shall comply with the Construction Lien Law of the State of Florida as set forth in Florida Statutes, Chapter 713. LESSEE will not create, nor permit to be created, nor allow to remain as a result of any action or work done or contracted for by LESSEE, any lien, encumbrance or charge levied on account of any imposition, or any construction lien which might be, or become a lien, encumbrance or charge upon the Premises or the Shopping Center. Any construction lien shall be discharged in accordance with the following:

If any construction lien shall at any time be filed against the Premises, or the Shopping Center, as a result of any action or work done on behalf of, or contracted for by LESSEE, LESSEE, within fifteen (15) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, or order of a court of competent jurisdiction. If LESSEE shall fail to cause such lien to be so discharged within the period aforesaid, then in addition to any other right or remedy available to LESSOR,’ LESSOR may, but shall not be obligated to, discharge such lien either by paying the amount claimed to be due or by transferring same to security, and in any such event, LESSOR shall be entitled, If LESSOR so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of any judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by LESSOR, and all costs, expenses, and fees, including without limitation attorneys, fees incurred by LESSOR in connection with any construction lien, whether or not the same has been discharged of record, together with interest thereon at one and one-half percent (1½%) per month from the respective dates of LESSOR’s making of the payments and incurring of the costs and expenses, shall constitute Additional Rent payable by LESSEE to LESSOR upon demand.

Nothing contained in this LEASE shall be deemed or construed in any way as constituting the consent or request of LESSOR to any professional, contractor, subcontractor, laborer or materialman for the performance of any labor, or the furnishing of any materials, for any alteration, addition, improvement or repair to the Premises or the Shopping Center, or as giving LESSEE any right, power or authority to contract for or permit the rendering of any services, or the furnishing of any materials that would give rise to the filing of any lien against the Premises, or the Shopping Center, nor to subject LESSOR’S estate in the Premises or the Shopping Center to liability under the Construction Lien Law of the State of Florida in any way.

22. REPAIRS BY LESSOR

LESSOR agrees to keep and maintain In good order and repair only the structural components of the roof and foundation, and the structural components of the exterior walls (exclusive of all signs, doors, windows and glass, including plate glass) of the Premises. If any such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission by LESSEE, its agents. servants, or employees, or by breaking and entering, LESSEE shall pay to LESSOR the actual cost of such maintenance and repairs. LESSEE shall at once report in writing to LESSOR any known defective condition which LESSOR is required to repair pursuant to this Paragraph and LESSEE’S failure to report to LESSOR any such known condition or defect shall make LESSEE responsible to LESSOR for any liabilitie, costs, expenses, and attorneys’ fees incurred by LESSOR as a result of such defect. LESSOR shall not be liable for failure to make such repairs or to perform any maintenance unless such failure shall persist for a period in. excess of sixty (60) days following written notice to LESSOR of the need for such repair or maintenance. Except as herein provided regarding casualty loss, there shall be no abatement of rent, and no liability of LESSOR by reason of any injury to or interference with LESSEE’S business arising from the making of any repairs, alterations or improvements in or to any portion of the Shopping Center or the Premises, or in or to fixtures and equipment therein. LESSEE waives the right to make repairs at LESSOR’s expense under any law, statute or ordinance now or hereafter in effect.

23. REPAIRS BY LESSEE

LESSEE shall at all times, and at its own cost and expense, be responsible for the maintenance and repair of all portions of the Premises not maintained by LESSOR, including all heating and air-conditioning equipment (including compressors, fans and ventilation ducts), and the water, sewer, electrical and fire sprinkler-systems specifically serving the Premises. LESSEE shall maintain and pay for a preventive maintenance contract with LESSOR’S designated HVAC contractor to provide a minimum of bi-monthly preventive maintenance inspections and service. To the extent any contractor warranties on said equipment or system are in effect at the time of LESSEE’S occupancy and use of the Premises, LESSOR shall assign or otherwise make available to LESSEE such warranties for LESSEE’S use. In the event the equipment or building contractor’s warranty on any of the referenced equipment or system has expired, LESSOR shall be responsible for the repair and maintenance of this item during LESSEE’S first ninety (90) day occupancy period of the Premises. LESSEE shall return the Premises to LESSOR at the termination of this LEASE in as good condition and repair as when first received, reasonable wear and tear excepted. On at least an annual basis, and following the termination of this LEASE, and prior to return of LESSEE’S security deposit, LESSEE shall furnish LESSOR with an inspection report from an HVAC maintenance company acceptable to LESSOR that states the Premise’s heating, ventilation and air conditioning systems are operating property and have not suffered from neglect. Failure by LESSEE to provide LESSOR with an HVAC inspection report, or for the report to state that the Premise’s heating, ventilation and air conditioning systems have been damaged as a result of neglect, shall result in LESSOR applying part or all of LESSEE’S security deposit to obtain the inspection report or repair or replace any damaged equipment. All damage or injury to the Shopping Center, Premises, or the Common Areas caused by the act or negligence of LESSEE, its agents, employees, or licensees shall be promptly repaired by LESSEE at its sole cost and expense and to the satisfaction of LESSOR. LESSOR may make such repairs which are not made promptly by LESSEE and charge LESSEE for the cost thereof as Additional Rent.

24. RUBBISH REMOVAL

LESSEE shall keep the Premises clean, both inside and outside, and will remove all refuse from the Premises in accordance with rules and regulations established by LESSOR for same. LESSEE shall not burn any materials or rubbish of any description upon the Premises or Common Areas.

25. SIDEWALKS

LESSEE shall neither encumber nor obstruct the sidewalks adjoining the Premises nor allow the same to be obstructed or encumbered in any manner. LESSEE shall not place, nor cause to be placed, any merchandise, signs, vending machines or anything else on the sidewalk or exterior of the Premises without the prior written consent of LESSOR.

26. UTILITIES

LESSEE shall pay the cost of water and sewer, gas, electricity, fuel, light, heat, power, telephone, cable, and all other utilities furnished to the Premises, or the Shopping Center, and used by LESSEE, whether such utility costs are determined by separate metering or are billed by LESSOR. LESSEE shall not install any equipment nor use the Premises in a manner that will exceed or overload the capacity of any utility facilities. If LESSEE’S use of the Premises shall require additional utility facilities, the same shall be installed only after obtaining LESSOR’s written approval, and such cost shall be at LESSEE’S expense and in accordance with plans and specifications approved in writing by LESSOR. If LESSEE’S use or occupancy of the Premises results in an increase to LESSOR of any utility expense, or connection or user fees, or charges for increased usage or capacity, or assessments of any kind whatsoever, LESSEE shall pay the entire amount thereof within thirty (30) days of LESSOR’s written statement for same. In no event shall LESSOR be liable for any interruption or failure in the supply of utilities to the Premises.

27. PERSONAL PROPERTY AND LEASEHOLD IMPROVEMENT TAXES

LESSEE shall pay all real property taxes separately assessed against any permanently constructed improvements to the Premises made by LESSEE, and all personal property taxes assessed against or levied upon LESSEE’s fixtures, signs, furnishings, equipment, and all other personal property of any kind owned by LESSEE and used in connection with the Premises.

28. LIABILITY INSURANCE

LESSEE shall carry at its own expense Commercial General Liability Insurance (1986 ISO Form or its equivalent) with combined single limits of not less than $1,000,000 with Insurance companies admitted to do business in Florida holding a current Best’s Rating of not less than A-8, insuring LESSOR and LESSEE as additional insured and upon written request by LESSOR, also insuring any holder of a first mortgage lien encumbering the Premises, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, including loss of income, and LESSEE shall also maintain such Workmen’s Compensation coverage in full force and effect as may be required under Florida law. The insurance policy or policies shall contain provisions prohibiting the modification non renewal or cancellation of insurance without at least thirty (30) days prior written notice to LESSOR. LESSEE shall deliver said policies or certificates thereof to LESSOR by the earlier of LESSEE’S occupancy of the Premises, or commencement of any construction improvements thereto, and annually thereafter. The limit of any such insurance shall not limit the liability of LESSEE hereunder. LESSEE may provide this insurance under a blanket policy provided said insurance shall have a LESSOR’s, protective liability endorsement attached thereto. The failure of LESSEE to effect said insurance in the names herein called for, or to pay the premiums required, or to deliver said policies or certificates to LESSOR, shall be a material Default under this LEASE.

29. PERSONAL PROPERTY INSURANCE

LESSEE shall be solely responsible for securing and maintaining the equivalent of ISO Special Form Property Insurance on a replacement cost basis on LESSEE’S stock, trade fixtures, equipment or other personal property located in the Premises, and LESSOR shall not have any obligation to repair or replace same. Lessor shall be an additional insured on each insurance and a certificate of insurance shall be provided to Lessor on or before the commencement of this lease and annually thereafter. Coverage shall not be canceled, non-renewed, or materially reduced without at least thirty (30) days written notice to lessor.

30. SUBROGATION

As long as their respective insurers so permit, LESSOR and LESSEE hereby mutually waive their respective rights of recovery against each other to the extent of losses covered by property insurance. Each party shall apply to their insurers to obtain said waivers and each party shall obtain any special endorsements if required by their insurer to evidence compliance with the waiver.

31. LIMITED LIABILITY

Neither LESSOR, nor its agents, shall be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises, or Shopping Center, or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness, or any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of LESSOR. LESSOR shall not be liable for Interference with the light, air or any latent defect in the Premises, and LESSOR shall not be liable for any damage caused by other lessees of the Shopping Center, or persons in or about the Premises, or the Shopping Center, occupants of adjacent property, or the public, or caused from the construction of any private or public work. All property of LESSEE kept or stored on the Premises shall be so kept or stored at the risk of LESSEE and LESSEE shall hold LESSOR harmless from any claims arising out of damage to same, unless such damage shall be caused by the willful act or gross negligence of LESSOR. LESSEE acknowledges that the police and law enforcement security protection provided by law enforcement agencies for the Premises is limited to that provided to other businesses or enterprises situated in Orange County, and any special security measures deemed necessary for additional protection of the Premises shall be at the sole responsibility and expense of LESSEE. LESSEE agrees to look solely to LESSOR’s estate and property in the Shopping Center, or the proceeds thereof, for the satisfaction of LESSEE’S remedies for the collection of a judgment or other Judicial process requiring the payment of money by LESSOR in the event of any Default by LESSOR, and no other property or assets of LESSOR shall be subject to levy, execution or other enforcement procedure for the satisfaction of any claim by LESSEE that in any way arises out of this Lease.

32. INDEMNIFICATION

LESSEE and LESSOR shall each indemnify, defend and hold each other harmless against and from any and all claims arising from the use of the Premises, or from the conduct of business, or from any activity, or work done, permitted or suffered in or about the Premises, except to the extent of the either parties gross negligence or willful misconduct and LESSEE and LESSOR shall indemnify and hold each other harmless against and from any and all claims arising from any Default in the performance of this LEASE resulting from any act or negligence of the other party, or their officers, agents, or employees (acting within the scope of their employment). LESSEE shall assume all risk of damage to property or injury to persons in, upon or about the Premises.

33. DAMAGE OR DESTRUCTION

If the Premises are damaged by an insured casualty and insurance proceeds have been made available to LESSOR, said damage shall be repaired by LESSOR, to the extent of such available insurance proceeds, provided such repairs can be made within ninety (90) days after the occurrence of the casualty, and without the payment of overtime or other premiums. Until such repairs are completed, Base Rent and Additional Rent shall be abated in proportion to that part of the Premises unusable by LESSEE. LESSOR shall have no obligation to restore, rebuild, or replace LESSEE’S personal property and trade fixtures and LESSOR shall not be liable for any damage to or any inconvenience or interruption of business of LESSEE or LESSEE’S agents occasioned by any casualty to the Premises. If the damage is due to the fault or neglect of LESSEE, or its employees, contractors, or agents, there shall be no abatement of Base Rent or Additional Rent. Should the Premises be damaged as a result of any cause not covered by insurance, or if the insurance proceeds have not been made available to LESSOR, or if repairs cannot be completed within ninety (90) days following the casualty date, or if the unexpired LEASE TERM is less than two (2) years, excluding any existing but unexercised LEASE renewal option(s), LESSOR shall have the option to: (1) repair the damage, this LEASE continuing in effect, but Base Rent and Additional Rent to be abated as provided above until such repairs are completed; or, (2) terminate this LEASE effective as of the casualty date, such notice of election to be made by LESSOR within sixty (60) days of the casualty date.

34. CONDEMNATION

If the Premises or more than thirty percent (30%) of the total Shopping Center shall be taken under power of eminent domain, this LEASE shall automatically terminate as of the date of such taking. LESSEE hereby assigns to LESSOR any award which may be made in such taking, provided however, nothing contained herein shall be deemed to give LESSOR any interest in nor require LESSEE to assign to LESSOR any award made to LESSEE for the taking of LESSEE’S personal property and fixtures, nor for the interruption of, or damage to, LESSEE’S business.

35. ASSIGNMENT AND SUBLETTING

Unless prior approved in writing by LESSOR is obtained by LESSEE, such approval not to be unreasonably withheld, LESSEE shall not sell or assign this LEASE, nor sublet the Premises, and such an event contrary to the provisions of this Paragraph shaft constitute a Default under this LEASE. If LESSEE is a corporation, any merger, consolidation or change in voting stock ownership representing more than forty-nine percent (49%) of the corporation shall constitute an assignment under this LEASE. Any assignment approval of this LEASE by LESSOR shall be conditioned on the ASSIGNEE’S assumption of total payment responsibility for Base Rent and Additional Rent as defined in this LEASE. Any request by LEASEE for approval to assign or sublet the Premises, shall be accompanied by a processing charge of $1,000. LESSOR shall withhold approval if use of the Premises violates any exclusive use agreements between LESSOR and other tenants of Las Palmas or the Vista Palms Shopping Center.

36. SUBORDINATION

This LEASE is subject and subordinate to any and all mortgages or deeds of trust, protective land covenants, or leasehold estates pursuant to a ground lease (herein co referred to as “Title Interests”), now existing, or which may hereafter be executed, covering the Premises or the real property of which the same are a part, and to all advances made or hereafter to be made upon the security thereof. This provision shall be self-operative and no further instrument of subordination need be required by any mortgagee or ground lessor. Furthermore, LESSEE agrees to execute, acknowledge and deliver upon request, any and an documents or instruments requested by LESSOR to evidence the subordination of this LEASE to any Title Interests, provided, however, the rights of LESSEE shall continue in full force and effect for so long as LESSEE is not in Default hereunder and further provided, the holder of any Title Interests shall not be liable for any accrued obligation of LESSOR, nor for any act or omission of LESSOR, nor subject to any offsets or counterclaims which may have accrued to LESSEE against LESSOR prior to the date upon which such holder becomes the owner of the Premises. LESSEE hereby agrees to attom to any person, firm or corporation purchasing or otherwise acquiring the Premises at any sale or other proceeding, as if such person, entity, firm or corporation had been named as lessor herein. LESSEE agrees to execute, acknowledge and deliver in recordable form to any existing or proposed holder of Title Interests, or to LESSOR, a certificate certifying the following, if such be the case: (a) this LEASE is in full force and effect and there are no defenses or offset, thereto, or if LESSEE claims any defenses or offsets, stating those claimed by LESSEE; (b) LESSEE has accepted possession of the Premises as of the date of such certificate; and (c) LESSEE agrees to notify all Title Interests of any Default by LESSOR hereunder. LESSEE’S failure to deliver such statement within ten (10) days after LESSOR’s written request therefore shall be conclusive that this LEASE is in full force and effect without modification except as may be represented by LESSOR.

37. DEFAULT

If LESSEE shall fall: (a) to pay Base Rent, Additional Rent, or any other item to be paid by LESSEE hereunder when due, and such failure shall not have been cured within five (5) days after written notice thereof to LESSEE; or (b) to perform any other term, covenant, or condition of this LEASE, and such failure shall not have been cured to the satisfaction of LESSOR within twenty (20) days after written notice thereof to LESSEE, LESSOR may declare LESSEE to be in Default hereunder, and thereupon, LESSOR shall be entitled, without further notice, to exercise any remedy permitted by law.

In the event of a default by LESSEE, In addition to any other remedies LESSOR may have, LESSOR may, without obligation, waiver, or mutual exclusivity, and without further notice to LESSEE, elect any one or more of the following remedies:

(1) LESSOR may terminate this Lease, in which event LESSEE shall immediately surrender the Lease Premises to LESSOR, and if LESSEE fails to do so, LESSOR may, without prejudice to any other remedy which it may have, enter upon and take possession of the Leased Premises, and expel or remove LESSEE and any other person who may be occupying all or any part of the Leased Premises. LESSOR shall not be liable to LESSEE or any other person or entity for any claim for damages as a result of such actions. LESSEE agrees to pay on demand the amount of all losses, costs, expenses, deficiencies, and damages, including without limitation, advertising expenses, attorneys’ fees and brokers’ commissions, which LESSOR may incur or suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.

(2) LESSOR may enter upon and take possession of the Leased Premises, and expel or remove LESSEE and any other person who may be occupying all or any part of the Leased Premise, (without being liable for prosecution for any claim for damages caused by such actions), and relet the Leased Premises on behalf of LESSEE and receive the rent directly by reason of the reletting. LESSEE agrees to pay LESSOR on demand any deficiency that may arise by reason of any reletting of the Leased Premises and to reimburse LESSOR on demand for any losses, costs, and expenses, including without lirnitation, advertising costs or broker’s commissions, which LESSOR may incur or suffer in reletting the Leased Premises. LESSEE further agrees to reimburse LESSOR for any expenditures made by it for remodeling or repairs necessary in order to relet the Leased Premises. In the event LESSOR is successful in reletting the Leased Premises at a rental in excess of that agreed to be paid by LESSEE pursuant to this Lease, LESSOR and LESSEE agree that LESSEE shall not be entitled, under any circumstances, to such excess rental, and LESSEE does hereby specifically waive any claim to such excess rental.

(3) LESSOR may enter upon the Leased Premises, (without being liable for prosecution for any claim for damages caused by such actions therefore) and do whatever LESSEE is obligated to do under the terms of this Lease. LESSEE agrees to reimburse LESSOR on demand for any losses, costs and expenses which LESSOR may incur in effecting compliance with LESSEE’S obligations under this Lease. LESSEE further agrees that LESSOR shall not be liable for any damages resulting to LESSEE from effecting compliance with LESSEE’s obligations under this subparagraph, whether caused by the negligence of LESSOR or otherwise.

(4) In addition to its remedies at law and hereunder, LESSOR may accelerate all rental due under the Lease in which case LESSEE shall pay to LESSOR an amount equal to the rental past due plus the amount of rental accelerated plus costs, expenses and damages as described above.

38. BANKRUPTCY

The leasehold interest created by this LEASE shall not be treated as an asset of LESSEE’S, or any guarantor’s, estate. In the event LESSEE, or any guarantor of the LEASE, files for protection under the Bankruptcy Laws, LESSOR may terminate this LEASE upon thirty (30) days notice, provided however, the obligations of LESSEE. and any guarantor of the LEASE, under the LEASE shall be fully forgiven, and further provided, LESSOR shall have obtained possession of the Premises within sixty (60) days following the Bankruptcy filing date. Should LESSOR elect not to terminate the LEASE in accordance herein, LESSOR shall be entitled to recover the maximum award permitted for any damages or losses which are suffered from this event.

39. RIGHTS AND REMEDIES

The various rights and remedies herein granted to LESSOR may be exercised concurrently, and shall be cumulative and in addition to any others LESSOR may be entitled to by law, and the exercise of one or more rights or remedies shall not impair LESSOR’s right to exercise any other right or remedy. The failure or forbearance of LESSOR to enforce any right or remedy in connection with any Default shall not be deemed a waiver of such Default, nor a consent to a continuation thereof, nor a waiver of the same Default at any subsequent date.

40. WAIVER OF JURY

LESSOR and LESSEE hereby mutually, voluntarily, and intentionally waive the right either may have to a trial by jury in respect to any and all civil action commenced by either party in connection with this LEASE. If there are any facts or allegations that need to be tried in a court of law, every position of said trial will be before a court without a jury.

41. ACCESS BY LESSOR

LESSOR, and its agents, shall have the right to enter the Premises at all reasonable times with prior notice for the purpose of examining, inspecting, or showing the Premises to prospective purchasers or to other lessees of the Premises, or Shopping Center, and to make such alterations, repairs, improvements or additions to the Premises as LESSOR may deem necessary or desirable. Nothing herein contained however, shall be deemed or construed to impose upon LESSOR any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises, or the Shopping Center, except as otherwise herein specifically provided. During the last three (3) months of this LEASE, LESSOR shall have the right to place upon the Premises the usual notices indicating the Premises to be for lease and LESSEE shall not interfere with such notices. LESSOR may enter the Premises whenever necessary in the event of an emergency.

42. SALE BY LESSOR

In the event LESSOR transfers its ownership interest In the Shopping Center, LESSOR shall be released of all LEASE obligations and liabilities which occur after the date of such transfer. Any Security Deposit or other funds controlled by LESSOR in which LESSEE has an Interest therein shall be delivered to the new lessor at the time of ownership conveyance, it being understood and acknowledged by the parties that the covenants and obligations contained in this LEASE on the part of LESSOR are to be binding only during each LESSOR’S respective period of ownership interest in the Shopping Center.

43. SURRENDER OF PREMISES

At the termination of this LEASE, LESSEE shall surrender the Premises to LESSOR in “broom clean” condition, or as good a condition and repair as reasonable and proper, and if not then in Default, LESSEE shall, except as provided otherwise within this LEASE, have the right to remove its equipment. furniture, trade fixtures or other personal property placed in the Premises, provided that, LESSEE promptly repairs any damage to the Premises, or the Shopping Center, caused by such removal. Any liability of LESSEE hereunder shall survive the expiration or termination of this LEASE. If LESSEE falls to remove any property belonging to it within three (3) days of LESSOR’s notice to remove such property, or subsequent to a court order directing such removal, all such property shall be deemed abandoned by LESSEE and shall become the property of LESSOR.

44. RELOCATION OF PREMISES

      INTENTIONALLY OMITTED

45. NOTICES

Any notice required to be given hereunder, Including copies thereof which are to be concurrently transmitted to such parties as LESSOR or LESSEE may designate from time to time, shall be in writing, and may be given by personal delivery or by mail, and when property forwarded by mall, shall be deemed sufficiently given five (5) days following the date transmitted by registered or certified mail, postage prepaid, return receipt requested. Unless LESSOR is advised in writing to the contrary, the Premises shall constitute LESSEE’S address for notice purposes herein.

46. INABILITY TO PERFORM

This LEASE, end the obligations of LESSEE hereunder. shall not be Impaired because LESSOR Is unable to fulfill any of its obligations hereunder, or is delayed in doing so if such inability or delay is caused by reason of strike or other labor troubles, civil commotion, invasion, rebellion, hostllities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service, energy shortages, acts of God, or by any other causes beyond the control of LESSOR. If LESSOR is unable to give possession of the Premises to LESSEE within one (1) year from the date hereof, or within one (1) year following an insured casualty to the Premises, this LEASE shall automatically terminate and LESSOR, by reason thereof, shall not be subject to any liability therefore except LESSOR shall return to LESSEE all deposit monies and any pre-paid rent which LESSOR has heretofore received from LESSEE.

47. ADVERTISING AND PROMOTIONAL FUND

      INTENTIONALLY OMITTED

48. RULES AND REGULATIONS

LESSOR reserves the right to promulgate, and LESSEE hereby agrees to comply with, the Rules and Regulations for the Premises, Shopping Center, and Common Areas, induding but not limited to the following:

(a) LESSEE shall continuously keep the Premises occupied and open for business during the hours specified within Paragraph 46(i) herein.

(b) LESSEE shall load and unload goods only at such times, in such areas and through such entrances as may be designated for such purposes by LESSOR. Trailers, trucks, or other vehicles shall not be permitted to remain parked overnight in any area of the Shopping Center.

(c) LESSEE shall keep all garbage and refuse and to place same outside of the Premises prepared for collection in a manner and at times specified by LESSOR.

(d) LESSEE shall keep the outside areas Immediately adjoining the Premises clean, and not to bum, place or permit any rubbish, obstruction or merchandise in such areas.

(e) LESSEE shall keep the Premises clean, orderly, sanitary and free from objectionable odors, and insects, vermin and other pests.

(f) LESSEE shall not distribute any handbills or other advertising matter on or about any part of the Shopping Center outside of the Premises.

(g) LESSEE shall not use or operate any machinery that, in LESSOR’s opinion, is harmful or disturbing to other lessees in the Shopping Canter, nor shall LESSEE use any loud speakers, televisions, phonographs, radios or other devices in a manner so as to be heard outside of the Premises, nor display merchandise on the exterior of the Premises for sale or promotional purposes.

(h) LESSEE shall not conduct any auction, fire, bankruptcy or going out of business sale on or about the Premises.

(i) LESSEE shall be allowed to occupy the premises and operate during normal business hours and at such additional reasonable times as needed for LESSEE’s use as a Real Estate Office and related uses.

(j) LESSEE, and its employees, shall park their vehicles only in areas designated by LESSOR, LESSOR reserves the right to assess LESSEE a charge of ten dollars ($10) per day, or any pan thereof, when LESSEE, or LESSEE’S employees, use parking spaces not designated by LESSOR. Vehicles not conforming to the aforesaid requirements may be removed by LESSOR, without notice, with the cost of such removal to be paid by LESSEE. Any signage displayed on operable vehicles is restricted to a size which does not require the issuance of a permit by government authorities for use.

(k) LESSOR shall not be liable to LESSEE for any violation of the rules and regulations, or for the breach of any covenant or condition by any other lessee’s in the Shopping Center.

49. ATTORNEY’S FEES

LESSEE shall be liable for and shall pay LESSOR for the expense of LESSOR’S attorney’s fees for any legal matter, dispute, action or proceeding provided however, in the event such action or proceeding is adjudicated, the non-prevailing party shall be liable for and shall pay the expense of the prevailing party’s attorney’s fees and court costs. If either party hereto without fault is made a party to any litigation instituted by or against any other party to this LEASE, such other party shall indemnify and hold harmless the other party against all costs and expenses, including reasonable attorney’s fees incurred in connection therewith. “Attorney’s fees”, as referred to in this LEASE, shall include fees incurred by after an occurrence of a monetary or nonmonetary Default, or after the recognition of an issue by deemed significant enough, in the exclusive judgment of, to be the basis of any legal action, whether or not such action is commenced, that seeks any type of relief or declaratory judgment, which shall include fees and expenses of its attorneys for all legal services, negotiation services and collection services through trial and appeal, and in bankruptcy court.

50. INTEREST ON PAST DUE OBLIGATIONS

Any amount due from LESSEE to LESSOR hereunder which is not paid when due shall bear interest at the highest legal rate from the due date until paid.

51. TIME OF ESSENCE

Time is of the essence with respect to the performance of each of LESSEE’S covenants of this LEASE, and the strict performance of each shall be a condition precedent to LESSEE’S rights to remain in possession of the Premises or to have this LEASE continue in effect.

52. HOLDING OVER

Should LESSEE continue occupancy of the Premises after expiration of this LEASE with the consent of LESSOR but without any written agreement between the parties, LESSEE shall become a LESSEE from month to month upon each and all of the terms herein but in no event shall any such holding over constitute a renewal or extension of this LEASE. During such holding over, LESSEE shall pay, at LESSOR’S sole discretion, Base Rent at two times the monthly amount which was payable by LESSEE immediately prior to the hold over occurrence.

53. PARTIAL INVALIDITY

Any provision of this LEASE which shall be held to be invalid, void or illegal shall in no way effect, impair or invalidate any other provision hereof, and the remainder of this LEASE shall continue in full force.

54. BROKER DISCLAIMER

LESSEE warrants it has had no dealings with any real estate broker or agents in connection with the negotiation of this LEASE except La Rosa Realty, LLC., and with respect to this transaction, Sullivan Properties is the representing agent for LESSOR. LESSOR shall be responsible for the payment of any fees or commissions due to Broker, associated with this LEASE and LESSEE agrees to indemnify and hold LESSOR harmless from and against any other fee or commission claim that may be made by another real estate broker or agent in reference to this LEASE. Commission is to be paid in accordance with separate agreement.

55. WAIVER

LESSOR’S approval of any act by LESSEE requiring LESSOR’S consent shall not be deemed to render unnecessary the obtaining of LESSOR’S approval again of any subsequent act by LESSEE that requires LESSOR’S approval.

LESSOR may, at its option, accept partial payments of Base Rent or Additional Rent without waiving any rights concerning the existence of any monetary or non-monetary Default under this LEASE, which Default shall serve and continue unaffected by the receipt of any such partial payment.

56. LEASE GUARANTY

INTENTIONALLY OMITTED

57. SUCCESSORS AND ASSIGNS

Except as otherwise provided in this LEASE, all of the covenants, conditions and provisions of this LEASE shall be binding upon and shall inure to the respective representatives, successors, and permitted assigns of LESSOR and LESSEE.

58. HEADINGS OF LESSOR AND LESSEE

The article and paragraph captions contained in this LEASE are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “LESSOR” and “LESSEE” as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.

59. NO ESTATE BY LESSEE

This LEASE shall only create a relationship of landlord and LESSEE between LESSOR and LESSEE. LESSEE has only a right of use for the Premises, not subject to levy or sale, and not assignable by LESSEE except as expressly provided herein.

60. ENTIRE AGREEMENT

LESSEE acknowledges it has read this entire LEASE, evidencing same by the initialing all LEASE pages. and that LESSEE understands and agrees to all of the terms and conditions contained herein. LESSEE makes no representations as to the period or periods that any other stores within the Shopping Center will be open for business, and this LEASE shall not be effected by the closing of any such businesses. LESSOR and LESSEE further acknowledge that the preparation of this LEASE has been a joint effort of each party, and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one party over the other. This LEASE, and any attached Exhibits and Addendum, constitute the entire agreement between LESSOR and LESSEE, and no prior agreement or understanding shall be effective. No provision of this LEASE may be amended except by written agreement signed by LESSOR and LESSEE.

61. GOVERNING LAW

This LEASE shall be construed, Interpreted and governed by and in accordance with the laws of the State of Florida. Any legal proceedings with respect to this LEASE shall be instituted in the Circuit Court of Orange County, and LESSEE submits itself to the jurisdiction of this court.

62. RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Orange County public health unit. This notice is given pursuant to 404.058(8) of the Florida Statutes

63. HAZARDOUS SUBSTANCES

The term “Hazardous Substances” as used in this LEASE shall include, without limitation: flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

LESSEE shall not cause nor permit to occur any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises arising from LESSEE’s use or occupancy therein, nor shall LESSEE cause or permit the use, generation, release, manufacture, refinement, production, processing, storage or disposal of any Hazardous Substance without LESSOR’s prior written consent, which consent may be withdrawn, conditioned, or modified by LESSOR in its sole and absolute discretion. LESSOR warrants that to its actual knowledge without further investigation, no existing Hazardous Substances exist on the Premises.

LESSEE shall indemnify, defend and hold LESSOR, its respective officers. directors, beneficiaries, shareholders, partners, agents, and employees harmless from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith, including attorneys’s and consultants’ fees, arising out of, or in any way connected with, any deposit, spill, discharge or other release of Hazardous Substances, at or from the Premises, or which arises at any time from LESSEE’s use or occupancy of the Premises, or from LESSEE’s failure to comply with or satisfy government required action on the matter. LESSEE’s obligations and liabilities under this Paragraph shall survive the termination of this LEASE.

64. EXHIBITS AND ADDENDUM

Exhibits A, B, C, D, and E together with any fully executed Addendum, shall be attached to and made a part of the LEASE.

65. NO RECORDING

This LEASE shall not be recorded in the public records however, a Memorandum of LEASE, acceptable to LESSOR, may be executed and delivered for such purpose.

66. LAWS AND REGULATIONS

Lessee shall comply with all Federal, State, County and City laws, ordinances, rules and regulations affecting or respecting the use or occupancy of the Leased Premises by the Lessee or the business at any time thereon transacted by the Lessee.

67. OPTION TO RENEW

LESSOR hereby grants to LESSEE an option to continue leasing the Leased Premises for one (1) period of five (5) year(s). commencing on the day following the last day of the initial term of this Lease, provided that LESSEE has not been in default under the Lease during the term of the Lease and does not go into default before the renewal term commences. LESSEE shall exercise a renewal option by serving on Landlord at least One Hundred and Eighty (180) days prior to the expiration of the initial term of this Lease, written notice from the LESSEE stating whether or not LESSEE intends to exercise said renewal option. In the event such notice states that LESSEE is not exercising its renewal option hereunder, or the notice from LESSEE is not timely received, all renewal options shall immediately cease and be thereafter null and void. During any renewal term, the terms and provisions of this Lease shall remain unchanged. Shall LESSEE exercise the option, the Base Rental rate during the five (5) year option period shall be $25.30 per square foot and Additional Rent shall be calculated based on LESSOR’s actual Operating Costs.

68. BILLBOARD

LESSOR owns the Billboard on Lee Vista Blvd. located on Lot 2 of the Vista Palms Shopping Center. LESSOR shall grant LESSEE the right to place signage on the Billboard face beginning at the Rent Commencement date for a period of six (6) months at no additional charge to LESSEE. LESSEE shall pay for cost of sign copy and installation of Billboard vinyis and LESSEE will contract directly through LESSOR’s designated sign company. LESSEE will be restricted to display advertising only related to LESSEE’s company and the sign copy design will be subject to LESSOR’s reasonable approval prior to placement.

69. PARKING

LESSOR hereby grants LESSEE exclusive use of two (2) designated parking spaces located directly In front of the premises as identified in Exhibit A. LESSEE may put signage restricting the spaces for LESSEE’s use subject to LESSOR’s prior approval. LESSEE shall have periodic use of additional parking spaces adjacent to the premises for sales meetings and other related activities however, LESSEE’s use of these spaces shall not interfere with other tenant’s reasonable use of parking spaces directly in front of their respective premises. LESSOR will assist in resolving any parking issues.

70. COMMISSION

$11,212 to La Rosa Realty, 50% due at LESSEE’s commencement of Tenant Improvement Construction and 50% balance payable upon Rent Commencement Date.

DECLARATION

LESSEE acknowledges that it is subject to the Amended and Restated Declaration of Covenants, Conditions and Restrictions recorded in Official Records Book 9495, Page 3931 of the public records of Orange County, Florida, and any amendments thereto.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this LEASE as of the day and year first above written.

NARCOOSSEE ACQUISITIONS, LLC.

By:
Name & Title:	Robert A, Yeager, Manager

Witness

STATE OF FLORIDA COUNTY OF ORANGE

Before me, this 23rd day of March 2017, personally appeared Robert A. Yeager, as Managing Member of Narcoossee Acquisitions, LLC, Landlord in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of the Landlord.

Notary Public

Signed, sealed and delivered in the presence of:	LA ROSA REALTY, LLC.

By:
Witness	Name & Title:

Witness

STATE OF FLORIDA COUNTY OF ORANGE

Before me, this 22nd day of March 2017, personally appeared Elvi Hebra, the President of the LESSEE in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of the LESSEE.

Notary Public

EXHIBIT A

LOCATION OF PREMISES/SITE PLAN

EXHIBIT B

PROPERTY LEGAL DESCRIPTION

LOT 4 AND 5 OF THE VISTA PALMS COMMERCIAL PLAT RECORDED IN PLAT BOOK 69, PAGE 37 OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

EXHIBIT D

LANDLORDS WORK

Las Palmas Shopping Center

Landlords Work • Vanilla Shell “A”

FLOOR	Concrete floor with existing vinyl tile and carpeting. Bathrooms to have building standard VCT.

WALLS	The demising walls to be 5/8” gypsum board over metal studs, taped sanded and ready for paint or wall covering by others. Demising wall to be 1 hr rated and extend to the underside of the deck. Bathroom walls to terminate 6” above the acoustical celling.

RESTROOM	One ADA compliant restroom including wood door with building standard lockable hardware, toilet, wall hang lavatory toilet paper holder, lavatory mirror and paper towel dispenser. Ceiling to be building standard 2x4 acoustical grid. Building standard acoustical tile. Bathrooms also to be pre-wired for a small hot water heater (instahot).

ELECTRIC	Two (2) 200 AMP 3 phase services with a 200 AMP 120/208 volt panel (30 CKT) to be located at the meter center with breakers provided for HVAC equipment, lighting, and code required general purpose receptacles. Junction box and 20 amp circuit will be provided for tenant’s signage.

HVAC	Cooling and heating of premises to be provided by Trane roof top mounted units on the basis of one ton per 350 SF of space. Fiber board trunk distribution, diffusers (6), return air grill, and thermostat shall be provided by landlord.

STOREFRONT	Metal framing and glass materials shall be utilized with one standard door per demised premises per the architects plan.

REAR EXIT	Standard 3x7 metal door with metal frame and door hardware. Door to be painted per architects plan.

FIRE SPRINKLER	A wet sprinkler system installed per local code requirements. Modifications to the sprinkler system by tenant (to be approved by landlord prior to permitting).

TELEPHONE	Telephone service conduit (1”) and pull string will be provided to a location within the premises from the utility exterior service box.

CEILING	2x4 acoustical ceiling grid in as is condition.

LIGHTING	2x4 Fluorescent lighting and emergency egress lights.

Note: The above improvements subject to alterations and modifications by previous tenants. LESSEE to verify existing conditions and LESSOR makes no warranty or representations regarding the condition of these Improvements or suitability for LESSEE’s intended use. Subject to HVAC per paragraph 7. (Acceptance of Premises)

EXHIBIT E

SIGN CRITERIA

Requirements

1.	The Sign Criteria is designed to insure quality of signage within the Center. The requirements contained herein are intended to provide adequate exposure for the Tenant’s merchandising and identification while maintaining the overall appearance to the success of the Center.

2.	In order to provide continuity and to protect the Landlord’s structure, an Tenants will be required, at their expense, to employ a Landlord approved sign contractor to install their signage. All store front signs MUST be operated from a clock timer, to be installed by tenant’s electrician. Included in this will be electrical connections to the Tenant’s individually metered service.

3.	To verify compliance with the design intent of these Criteria, the Owner / Landlord reserves the right to review and approve or disapprove all proposed signs and/or graphic treatments per the Owner / Landlord’s interpretation of these Criteria, and to require revisions of any sign design which the Owner / Landlord judges to be not in compliance.

4.	Tenant shall be responsible for the removal of their signs upon Termination of Lease. Fascia and other building elements shall be returned to their original condition and all penetrations associated and resulting from the Tenant’s sign installation shall be repaired by the Tenant to the satisfaction of the Owner/ Landlord.

5.	The Owner / Landlord reserves the right to make periodic changes in the Criteria as it deems fit for the benefit of the Center.

6.	All signs must be fabricated as described below by a Sign Contractor approved by the Owner / Landlord.

7.	Each Tenant shall supply three (3) copies of scaled drawings to the Owner / Landlord for review. A copy of the permit must be provided to the Landlord prior to installing all wall signs.

8.	Tenant is responsible for maintaining its sign in good operating condition including prompt replacement of burned out lighting or damaged pieces. Tenant has 24 hours to initiate repairs after being notified by the Landlord.

9.	All signs shall be mounted according to Landlord approved drawings.

10.	Sign company names or stamps shall be concealed if permitted by Code.

Signs Not Allowed

No Box signs or cabinets are permitted. No exposed raceways. No animated components, flashing lights, formed plastic, injection molded box type or solid panel signs are permitted.

No exposed neon tubes will be allowed. Sintra will not be permitted for Tenant storefront signage.

Tenant shall not erect, install, paint or fix any signs, posters, cards, banners or other advertising medium to, upon or above the exterior of the building, nor on the interior or exterior of the building, nor on the interior or exterior of the glass surface of the windows and doors except as stated herein. Tenant shall be held liable and shall bear all costs for removal and/or correction of sign installation and damage to the building by signs that do not conform to the Sign Criteria or those signs required to be removed by Termination of Lease. The Owner / Landlord reserve the right to have all non-conforming signs removed regardless of the stage of erection.

No graphics what so ever may be placed on shopping centers awnings.

Additional Signage

Each Tenant may submit proposals for additional signage but approval of such will be granted only when appropriate for the storefront design requirements and if the proposal not only adheres to the requirements but also enhances, in the opinion of the project architect, the design intent. The proposed graphics may be signage on the glass or naon hanging signs. No more than 25% of window glass may be covered or blocked with graphics or neon signs. Door glass may have store name, hours of operation and telephone number using white vinyl only. No color graphics allowed on door glass. Interior border window neon will NOT be allowed.

LESSEE is permitted up to two (2) building mounted signs for the Suite D endcap space. Calculation of the area of the wall sign to be in accordance with City of Orlando Code. For single signs, the sign area is calculated by 1 ½ times the storefront length equals the maximum allowable square footage for the building sign. End cap locations qualify for two signs to be in accordance with City of Orlando Code.

No part of a wall sign shall extend above the eave line of the roof, above the top of fascia or parapet on that side of the building.

Allowable Signage

Illuminated Flush Mount Channel letters or back-lit channel letters are the only allowable sign type. They may include a flush mount channel logo or tag line box. All returns/sides of letters MUST be black. The trim cap and face color must be spec’d on elevation drawing supplied to Landlord. Tenant’s trademark lettering style colors are acceptable at the discretion of the Landlord. Logo or tag line box must at least 25% smaller than main signage consisting of the Illuminated flush mount letters. Maximum channel letter height shall be 24” and the minimum channel letter height of 14”.

Service Door Sign: Tenant is required to have the store address and Tenant name applled to the back entrance of premises. Addresses are to be placed 4” from top of door and be white 6” inch Swiss BK BT font. Store name shall be 3” inch white vinyl lettering applied 14” inches from top of door.

Signage Construction & Illumination

Flush mount letters and logo/tag line boxes may not extend more than 6” from wall fascia. Back-lit signs are permitted with a maximum stand off of 2” Inches. Signs shall be lighted from dusk to dawn. seven days a week.

Sign fabrication and Installation shall comply with any applicable Building Codes and the National Electrical Code. All internal and external wiring, lighting and other electrical devices shall bear the UL symbol. It is the Tenant’s responsibility to verify that the sign and installation are In accordance with these requirements and with local signage ordinances.

The Sign shall be lndividual, internally Illuminated, flush mounted channel letters with neon illumination. Transformers are to be 30MA and concealed in each letter or behind the fascia sign band in the tenant space ceiling. Exposed raceways are not permitted. The letters and backing are to be total aluminum construction, with 1/8” acrylic facing. Transparent acrylic is not permitted. Faces are to be flat (not formed) translucent acrylic with color to be approved by Landlord. The color and type style of each letter face is subject to Landlord approval. Interior metal surfaces are to be painted white.

All signs, bolts, fastening and clips shall be of a non-corrosive metal or equivalent. All letters shall be fabricated using full welded construction or equivalent materials. All penetrations of the building structure required for sign installation shall be neatly sealed with caulk for a watertight condition.

All signs and their installation shall comply with city and county building and electrical codes. Sign contractor shall repair any damage to the building caused by his work. Landlord has exact paint codes. Nearest match is not acceptable.

MONUMENT SIGN

LESSEE shall be allowed to place two (2) panels, facing east and west on the Las Palmas Monument Sign located on Lee Vista Blvd. Size and location of the panels shall be provided by LESSOR upon request of the LESSEE.

EXHIBIT F

RULES AND REGULATIONS

ALL THOSE RULES AND REGULATIONS CONTAINED IN THE DECLARATION AND IN ADDITION THE FOLLOWING:

(a)	Al loading and unloading of goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by Landlord.

(b)	The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Leased Premises or the Center.

(c)	All garbage and refuse shall be kept in the kind of container specified by Landlord or duly constituted public authority, and shall be placed outside of the Leased Premises prepared for collection in the manner and at the times and places specified by Landlord. Tenant shall pay the cost of removal of any Tenant’s refuse or rubbish and maintain all common loading areas and areas adjacent to garbage receptacles in a clean manner satisfactory to Landlord. Should Tenant fail to keep the area around its garbage receptacle in a clean manner as specified by Landlord, Landlord or its agents or subcontractors may clean such area and bill Tenant for the cost of cleaning plus twenty percent (20%) overhead, to be paid upon presentation of the bill.

(d)	Tenant will not utilize any unethical method of business operation, nor shall any space in the Leased Premises be used for living quarters, whether temporary or permanent.

(e)	Tenant shall have full responsibility for protecting the Leased Premises end the property located therein from theft and robbery, and shall keep all doors and windows securely fastened when not in use.

(f)	No radio or television or other similar device shall be installed without first obtaining in each instance Landlord’s prior consent in writing which shall not be unreasonably withheld. No aerial shall be erected on the roof or exterior walls of the Leased Premises or on the grounds without, in each instance, the prior written consent of Landlord which consent may be denied or qualified in the sole unfettered discretion of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time without liability to Landlord, and the expenses, involved in said removal shall be charged to and paid by Tenant upon demand.

(g)	No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord which consent may be denied or qualified in the sole unfettered discretion of Landlord.

(h)	Tenant shall maintain the Inside of the Leased Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures inside the Premises.

(i)	The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shaft be deposited therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant.

Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises, the Center, or within one mile of the outside property lines of the Center.

(k)	Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeated from the Leased Premises, nor shall Tenant vent any cooking fumes or odors into the interior of the building.

(l)	Tenant shall not permit (unless Tenant is planning on going out of business), allow or cause any public or private auction, “going-out-of-business”, bankruptcy, distress, fire or liquidation sale in the Leased Premises. It is the intent of the preceding sentence to prevent the Tenant from conducting its business in any manner that would give the public the impression that it is about to cease its operation, and Landlord shall be the sole judge as to what shall constitute a “distress - type” sale.

(m)	The sidewalk, entrances, passages, quarters and halls shall not be obstructed or encumbered by a Tenant or used for any purpose other than ingress or egress to and from the Leased Premises.

(n)	No sales tables, merchandise displays, signs, vending machines, pay phones or other articles shall be put in front of or affixed to any part of the exterior building, nor placed in the hells, common passageways, corridors, vestibules or parking areas without the prior written consent of Landlord which consent may be denied or qualified in the sole unfettered discretion of Landlord.

(o)	Tenant shall not erect or maintain any barricades or scaffolding which may obscure the signs, entrances or show windows of any other Tenant in the Center, or tend to interfere with any such other tenant’s business.

(p)	Tenant shall not create or maintain nor allow others to create or maintain, any nuisances, including without limiting the foregoing general language, loud noises, sound effects, bright lights, changing, flashing, flickering or lighting devices or similar devices, smoke or dust, the effect of which will be visible from the exterior of the Leased Premises.

(q)	Landlord reserves the right to waive any rule in any particular instance, or as to any particular person or occurrence, and further, Landlord reserves the right to amend and rescind new rules to the extent Landlord, in its sole judgment, deems suitable for the safety, care and cleanliness of the Center and the conduct of high standards of merchandising and services therein. Tenant agrees to conform to such new or amended rules upon receiving written notice of the same. This provision will only be in effect prior to lease renewal or if Tenant agrees to any changes in rules. Tenant shall not unreasonably disagree with any changes in rules.

(r)	Landlord may from time to time impose parking requirements, including the designation of specific areas in which vehicles owned by Tenant, it’s , officers. employees and agents must be parked. If Landlord shall designate such parking areas, and if any vehicle of Tenant or permitted concessionaire, officer, employee or agent of Tenant is parked in any other portion of the Center, Tenant shall pay to Landlord upon demand the sum of Twenty-Five and 00/100 Dollars ($25.00) for each such vehicle fur each day, or part thereof, such vehicle is so parked, and Tenant hereby authorizes Landlord to tow or cause any such vehicle to be towed from the Center, and agrees to reimburse Landlord for the cost thereof upon demand, and to otherwise indemnify and hold Landlord harmless with respect thereto.

(s)	No forklift, tow truck, or other powered freight handling machines may be used in the building except in such a manner and in those areas of the building as approved by the Landlord in writing.

(t)	No animals of any kind may be kept on the Leased Premises by Tenant or its employees except as specifically approved by the Landlord in writing.

(u)	Tenant shall use, at Tenant’s cost, such peat extermination contractors as Landlord may direct and at such time intervals as Landlord may require if and only If a pest problem is created by Tenant.